Exhibit 99.1

                                  INTUITIVE SURGICAL, INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                       (UNAUDITED)

                                    Three Months Ended,  Six Months Ended,
                                    6/30/04    6/30/03   6/30/04   6/30/03
                                    -------    -------   -------   -------
Sales:
        Products                   $ 25,850   $ 19,151  $ 48,321  $ 36,443
        Services                      5,207      2,302     9,795     4,245
                                   --------   --------  --------  --------
Total sales                          31,057     21,453    58,116    40,688

Cost of sales:
        Products                      9,260      6,906    18,073    14,678
        Services                      2,169      1,859     4,579     3,581
                                   --------   --------  --------  --------
Total cost of sales                  11,429      8,765    22,652    18,259
                                   --------   --------  --------  --------

        Gross profit                 19,628     12,688    35,464    22,429
        Gross profit %                 63.2%      59.1%     61.0%     55.1%
Operating costs and expenses:
        Selling, general, and
         administrative              11,535      8,530    21,778    17,983
        Research and development      3,626      3,627     8,936     7,050
                                   --------   --------  --------  --------
            Total operating costs
             and expenses            15,161     12,157    30,714    25,033
                                   --------   --------  --------  --------
Income (loss) from operations         4,467        531     4,750    (2,604)
Other income, net                       626        347     1,232     1,189
                                   --------   --------  --------  --------
Income (loss) before income
 tax provision                        5,093        878     5,982    (1,415)
Income tax provision                    263          0       299         0
                                   --------   --------  --------  --------
Net income (loss)                  $  4,830   $    878  $  5,683  $ (1,415)
                                   ========   ========  ========  ========

Net earnings (loss) per share -
        Basic                      $   0.14   $   0.05  $   0.17  $  (0.08)
                                   ========   ========  ========  ========
        Diluted                    $   0.14   $   0.05  $   0.17  $  (0.08)
                                   ========   ========  ========  ========
Weighted average shares
 outstanding used to compute
 net earnings (loss) per share -
        Basic                        33,559     18,580    33,421    18,506
                                   ========   ========  ========  ========
        Diluted                      34,210     18,973    34,170    18,506
                                   ========   ========  ========  ========

                                  INTUITIVE SURGICAL, INC.
                                CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS)

                                                  Unaudited
                                                   6/30/04    12/31/03 (a)
                                                   -------    ------------
Assets
Current assets:
        Cash and cash equivalents                   8,230      11,335
        Short-term investments                     98,184     101,614
        Accounts receivable, net                   24,705      26,820
        Inventories, net                            7,162       8,788
        Prepaid expenses and other current
         assets                                     3,462       3,203
        Restricted cash equivalents                   204         188
                                                ---------   ---------
          Total current assets                    141,947     151,948

Property and equipment, net                        29,012      10,288
Restricted cash equivalents                           319         642
Intangible assets, net                              7,155       8,089
Goodwill                                          143,332     143,106
Other assets                                          695         921
                                                ---------   ---------
Total assets                                    $ 322,460   $ 314,994
                                                =========   =========

Liabilities and stockholders' equity
Current liabilities:
        Accounts payable                            4,311       5,894
        Accrued compensation and employee
         benefits                                   5,186       5,267
        Warranty accrual                              152         702
        Restructuring accrual                         902         971
        Other accrued liabilities                   7,240       8,432
        Deferred revenue                           13,385      11,345
        Current portion of notes payable              904       1,030
                                                ---------   ---------
          Total current liabilities                32,080      33,641

Long-term debt                                        230         695
Deferred revenue                                    1,166       1,148
Other accrued liabilities                              57         553

Stockholders' equity
        Common stock                                   34          33
        Preferred stock                                 -           -
        Additional paid-in capital                421,911     416,559
        Deferred compensation                           -         (99)
        Accumulated deficit                      (132,731)   (138,414)
        Accumulated other comprehensive income       (287)        878
                                                ---------   ---------
          Total stockholders' equity              288,927     278,957
                                                ---------   ---------

Total liabilities and stockholders' equity      $ 322,460   $ 314,994
                                                =========   =========
(a) - Derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.